Exhibit 99.3

SANDWICH ISLES TRADING CO., INC.

Condensed Balance Sheets

	September 30, 2013 (unaudited)		December 31, 2012

ASSETS

CURRENT ASSETS
Cash		$16,021		$7,383
Accounts receivable		55,062		6,735
Inventories		323,584		153,492
Total current assets		394,667		167,610

OTHER ASSETS		13,144		13,144

Total Assets		$407,811		$180,754

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable		$571,172		$489,713
Accounts payable – related parties		—		143,122
Secured Note		500,000		—
Line of credit and short term debt		65,212		117,410
Shareholder advances		—		94,440
Total current liabilities		1,136,384		844,685

Total Liabilities		1,136,384		844,685

COMMITMENTS AND CONTINGENCIES		—		—

STOCKHOLDERS’ DEFICIT
Preferred Stock, 10,000,000 with par value $0.001 authorized; nil shares issued and outstanding	$		$
Common Stock, 25,000,000 shares with par value $0.001 authorized; 23,151,952 and 22,382,782 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively		7,101,125		6,911,684
Additional paid-in capital		190,500		190,500
Accumulated Deficit		(8,020,198)		(7,766,115)
Total stockholders’ deficit		(728,573)		(663,931)

Total Liabilities and Stockholders’ Deficit		$407,811		$180,754

The accompanying notes are an integral part of these condensed financial statements

SANDWICH ISLES TRADING CO., INC.

Condensed Statements of Operations
(Unaudited)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012

REVENUE:
Sales	$174,581	$561,108	$913,233	$1,935,070
Cost of Goods Sold	115,045	372,225	541,408	861,163
GROSS MARGIN	$59,536	$188,883	$371,825	$1,073,907

OPERATING EXPENSES:
Research and development	$—	$8,987	$16,326	$27,781
Advertising and marketing	32,452	246,435	73,988	956,074
General and administrative expenses	277,774	599,852	839,261	1,827,612
Total operating expenses	310,226	855,274	929,575	2,811,467

Loss from operations	(250,690)	(666,391)	(557,750)	(1,737,560)

OTHER EXPENSE:
Interest expense	(6,790)	(5,138)	(18,264)	(196,362)
Total other expense	(6,790)	(5,138)	(18,264)	(196,362)

Net Loss	$(257,480)	$(671,529)	$(576,014)	$(1,933,922)

Basic and diluted loss per common share	$(0.01)	$(0.03)	$(0.03)	$(0.10)
Basic and diluted weighted average shares outstanding	23,151,952	20,297,016	22,792,457	20,297,016

The accompanying notes are an integral part of these condensed financial statements

SANDWICH ISLES TRADING CO., INC.

Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended September 30, 2013	Nine months ended September 30, 2012

Operating Activities:
Net loss for the period	$(576,014)	$(1,933,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest on debt	24,808	18,659
Debt discount amortization	—	190,500
Inventory adjustments	257,573	(249,906)
Stock based compensation	39,550	—
Net change in operating assets and liabilities:
Accounts receivable	(48,327)	(29,549)
Inventory	(170,092)	(138,358)
Other assets	—	—
Accounts payable	81,459	27,271
Accounts payable – related parties	(143,122)	(39,455)
Net cash used in operating activities	(534,165)	(2,154,760)

Financing Activities:
Secured Note	500,000	—
Line of Credit and short term debt	(52,198)	101,769
Net Shareholder advances	(94,440)	(51,110)
Common stock issued for cash	189,441	2,094,003
Net cash provided by financing activities	542,803	2,144,662

Net increase (decrease) in cash	8,638	(10,098)

Cash, beginning of period	7,383	12,235

Cash, end of period	$16,021	$2,137

The accompanying notes are an integral part of these condensed financial statements

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 1 – NATURE OF ORGANIZATION

Sandwich Isles Trading Co. Inc. (the “Company”) was incorporated in California on August 22, 2008. The Company is engaged in the production and marketing of supplements produced from the fruit of the coffee plant. The Company has facilities in Hawaii and California.

On October 4, 2013, the Company entered into an asset purchase agreement (the "KonaRed Agreement") with TeamUpSport Inc. (see Note 11 – Subsequent Event). Prior to and in anticipation of closing of the KonaRed Agreement, on September 9, 2013, TeamUpSport Inc. effected a change of its name by merging its wholly-owned Nevada subsidiary named “KonaRed Corporation” with its parent company entity and the surviving corporation continued under the new name “KonaRed Corporation”. These events were reported via filing to the Securities and Exchange Commission of a Form 8-K on October 4, 2013. As a result of the closing of this agreement, subsequent to the period ended September 30, 2013, we became a publicly traded company, with our shares traded on the Over-the-Counter Bulletin Board under the stock symbol: KRED.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Fiscal Year

These condensed interim financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debts. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. There have been no write-offs during the various periods being reported on.

Inventories
Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average cost basis, or market.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The Company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the Company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured.

Cost of goods sold
Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of September 30, 2013 and December 30, 2012.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which is included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the nine months ended September 30, 2013 and September 30, 2012, respectively.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses totaling $8,020,198 and as of the period ended September 30, 2013 has a working capital deficit of 741,717. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 4 – INVENTORY

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors.

Item	September 30, 2013 (unaudited)	December 31, 2012 (audited)

Raw materials	$221,423	$269,644
Finished goods	102,161	63,719
Inventory allowance	-	(179,871)
TOTAL	$323,584	$153,492

The Company recognized $0 and $57,390 of recovery in inventory allowance for the period ended September 30, 2013 and the year ended December 31, 2012, respectively. These recoveries were due to the Company selling old inventories that had been fully reserved in prior years.

NOTE 5 – NOTES PAYABLE AND LINE OF CREDIT

During the year ended December 31, 2012, the Company issued a 10% term loan of $225,000 to a third party creditor. The principal of the loan was agreed to be repaid in monthly installments of $75,000 each which began on April 1, 2012. Along with the term loan, the Company issued to the creditor a warrant to which allows the creditor to purchase 1,837,000 common shares of the Company. The relative fair value of the warrants was determined at time of issuance to be $190,500 and was recognized as a debt discount on the debt issuance date. As of December 31, 2012, interest of $3,863 was accrued on this note, the principal of the term loan has been fully paid off and the debt discount is fully amortized. (See Note 7 for further information regarding pricing of the warrants). The Company also issued 142,857 shares of common stock at $0.70 per share to the creditor for cash proceeds totaling $100,000.

On January 12, 2012, the Company entered into a working line of credit agreement with the same creditor. Per the working line of credit agreement, the Company has the right to borrow a maximum of $2,000,000. The working line of credit expires on January 12, 2014 and accrues interest at 10% per annum. The Company will open a new bank account, whose only authorized signatories will be the members and officers of the creditor. The Company shall deposit the proceeds from the eligible accounts receivable into this bank account as payments for the line of credit. During the year ended December 31, 2012, the Company borrowed $275,000 under the working line loan agreement, out of which $225,000 was used to pay off the term loan as discussed above. The Company received the remaining $50,000 in cash.  During the year ended December 31, 2012, the Company made repayments totaling $161,453 and brought the line of credit balance to $113,547 as of December 31, 2012. During the nine months ended September 30, 2013, interest of $18,264 accrued on the line of credit; and repayments totaling $52,198 were made on the line, which brought its balance to $65,212 as of September 30, 2013.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 5 – NOTES PAYABLE AND LINE OF CREDIT (continued)

Pertaining to the term loan and the line of credit discussed above, the Company grants its interest in all of its tangible and intangible assets as collateral to this line of credit. The Company shall not sell, assign, transfer or dispose any part of collateral without the creditor’s consent. The Company shall not use, permit, or suffer any change in capital ownership that is more than 10% in the direct or indirect capital ownership of the Company. The Company shall not create, assume, or allow any security interest or lien on any property except the liens and security interest are in favor of the creditor, for taxes not yet due and the liens outstanding on the date of the loan agreement is disclosed in writing to the creditor. The Company is also required to provide the creditor financial statements prepared by a Certified Public Accountant within 120 days of the fiscal year end.

In June 2013, the Company issued a $500,000 secured promissory note to a different creditor. The note is due on December 1, 2013 and accrues interest at 12% per annum. The loan can be convertible into the common shares of the Company’s common stock at a price of $0.45 per share upon the closing of a certain acquisition agreement. As of September 30, 2013, the note is not yet convertible. The Company has granted to the creditor an interest in all its assets and intellectual property as collateral.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2012, $18,890 of related party accounts payable were reclassified to shareholders advances.

As of the periods ended September 30, 2013 and December 31, 2012, the Company had related party accounts payable, mainly related to unpaid payroll and consulting fees, to officers and major shareholders totaling $0, and $143,122, respectively.

During the nine month period ended September 30, 2013, related party transactions included: (1) repayments of $143,122 to related parties to pay related party accounts payable down to $0 as of September 30, 2012 from $143,122 as of December 31, 2012; (2) repayments of $94,400 to pay shareholder advances down from $94,400 as of December 31, 2012 to $0 as of September 30, 2013; and (3) wage payments of $150,000 to our two related party executives.

Shareholder advances are made to the Company on a non-interest bearing basis and are payable on demand.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

NOTE 7 – EQUITY

Common Stock

As of September 30, 2013 (prior to execution of the KonaRed Agreement), the company had 25,000,000 shares of common stock authorized and 23,151,952 and 22,382,782 had been issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.

The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock.

During the year ended December 31, 2012, the Company issued 3,207,776 common shares for total cash proceeds of $2,234,003.

During the year ended December 31, 2012, the Company issued 606,695 common shares to employees and third parties for services provided to the Company and the Company recorded stock compensation of $424,687, which is equivalent to the fair value of the shares at the grant date.

During the nine months ended September 30, 2013, the Company issued 300,953 common shares for total cash proceeds of $140,000.

During the nine months ended September 30, 2013, the Company issued 61,750 common shares to third parties for services provided to the Company and the Company recorded stock compensation of $43,225, which is equivalent to the fair value of the shares at the grant date.

During the nine months ended September 30, 2013, the Company issued 406,467 common shares to settle the related party payable and shareholders loan of $121,940, which is equivalent to the fair value of the shares at the issuance date.

NOTE 7 – EQUITY (continued)

On July 9, 2013, the Company issued 14,286 common shares for total cash proceeds of $10,000.

Warrants

During the year ended December 31, 2012, the Company issued a warrant to purchase 1,837,000 common shares to a loan holder related to a term loan of $225,000 (see Note 5) and the warrant vested immediately. The exercise price of the warrant is $0.70 per share and the warrant expires on January 12, 2014. On the issuance date, the Company valued the warrant using Black-Scholes Option Pricing Model, using the following assumptions:

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

INPUT FACTOR	Percentage

Dividend Yield	0%
Volatility	300%
Risk Free Interest Rate	0.22%

The relative fair value of the warrant is determined to be $190,500 and was recorded as a debt discount.

The following table summarizes the Company’s warrant activity for the fiscal year ended December 31, 2012; and the interim period ending September 30, 2013:

WARRANT ACTIVITY
Period End	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Intrinsic Value

Balance outstanding at December 31, 2011	-	$-	-	$-
Grant	1,837,000	$0.70	-	$-
Balance outstanding at December 31, 2012	1,837,000	$0.70	1.03	$-
(No activity during fiscal 2013 YTD)	-	$-	-	$-
Balance outstanding at September 30, 2013	1,837,000	$0.70	0.15	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office / warehouse space in San Clemente, California expiring on May 31, 2014.  The current minimum monthly payment is $9,812 plus various expenses incidental to the use of the property.  The Company has the option to extend the lease by one 24-month term at a slightly higher monthly rent.

SANDWICH ISLES TRADING CO., INC.

Notes to Condensed Financial Statements
(Unaudited)

Litigation

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. On April 29, 2011, VDF FutureCeuticals, Inc filed a civil complaint alleging the Company has been infringing three patents held by VDF. In May 2013, VDF and the Company entered into a Mutual Non-Disclosure Agreement and began discussion in earnest to end the litigation. The Company is still in the process of negotiation with VDF. The Company believes the possibility that the Company is liable for past patent fee is remote.

While the ultimate outcome of the aforementioned contingencies is not determinable at this time, management believes that any liability or loss resulting there from will not materially affect the financial position, result of operations or cash flows of the Company.

NOTE 11 – SUBSEQUENT EVENT

Asset Purchase of Sandwich Isles Trading Company Inc. by TeamUpSports Inc.

On October 4, 2013, the Company entered into an asset purchase agreement (the "KonaRed Agreement") with the TeamUpSport Inc. Prior to and in anticipation of closing of the KonaRed Agreement, on September 9, 2013, TeamUpSport Inc. effected a change of its name by merging its wholly-owned Nevada subsidiary named “KonaRed Corporation” with its parent company entity and the surviving corporation continued under the new name “KonaRed Corporation”. These events were reported via filing to the Securities and Exchange Commission of a Form 8-K on October 4, 2013. As a result of the closing of this agreement, subsequent to the period ended September 30, 2013, we became a publicly traded company, with our shares traded on the Over-the-Counter Bulletin Board under the stock symbol: KRED.